                              RHOMED INCORPORATED

                             FINANCIAL STATEMENTS

              FOR THE YEARS ENDED AUGUST 31, 1995, 1994 AND 1993
                                             ----  ----     ----
            TOGETHER WITH REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

                   Report of Independent Public Accountants




To the Board of Directors and Shareholders of RhoMed Incorporated:


We have audited the accompanying balance sheets of RHOMED INCORPORATED (a New Mexico corporation in the development stage) as of August 31, 1995 and 1994, and the related statements of operations, shareholders' deficit and cash flows for each of the three years in the period ended August 31, 1995, and for the period from inception (January 28, 1986) to August 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RhoMed Incorporated as of August 31, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended August 31, 1995, and for the period from inception to August 31, 1995, in conformity with generally accepted accounting principles.


The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company was organized and commenced operations in 1986 and remains in the development stage with government grants representing the majority of its revenues to date. As discussed in Note 1, the Company has experienced operating losses in each year since its inception and, as of August 31, 1995, had a deficit accumulated during the development stage of $4,235,059. The Company expects to incur additional operating losses over the next several years and expects cumulative losses to increase as the Company's research and development and clinical testing efforts continue and expand. In view of the fact that research and development, clinical testing and regulatory approvals will take a significant period of time, the Company will require substantial additional financing. These factors raise substantial doubt about the Company's ability to continue as a going concern. Realization of the investment in property, equipment and intangibles is dependent upon the success of future operations and the Company's ability to raise additional capital. Ultimately, the Company's ability to achieve profitable operations is dependent in large part on regulatory approvals of its products, entering into agreements for product development and commercialization and making the transition to a manufacturing or licensing company. Management's plans with regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as going concern.


                                            /s/ Authur Andersen LLP



Albuquerque, New Mexico
    October 30, 1995
    (except with respect to the matters discussed in Note 14 as to which the date is November 27, 1995)

                              RHOMED INCORPORATED
                         (A Development Stage Company)
                                Balance Sheets
                           August 31, 1995 and 1994



                                                              1995       1994
                                                              -----      ----
                    ASSETS
                    ------
CURRENT ASSETS:

  Cash                                                   $ 474,018    $ 222,405
  Accounts receivable                                        4,505        5,795
  Accounts receivable, employees                             1,121        2,388
  Prepaid expenses and other                                19,752       14,546

                                                        ----------    ---------
           Total current assets                            499,396      245,134

PROPERTY AND EQUIPMENT, net of accumulated
  depreciation of $176,611 and $114,447 as of August 31,
  1995 and 1994, respectively (Notes 2 and 4)              134,368      192,238

INTANGIBLES, net of accumulated amortization of $68,938
  and $45,155 as of August 31, 1995 and 1994,
  respectively (Notes 5 and 6)                             319,965      277,596
                                                        ----------    ---------

                                                        $  953,729    $ 714,968
                                                        ==========    =========


The accompanying notes to financial statements are an integral part of these balance sheets.

                              RHOMED INCORPORATED
                         (A Development Stage Company)
                                Balance Sheets
                           August 31, 1995 and 1994
                                  -Continued-



LIABILITIES AND SHAREHOLDERS' DEFICIT                    1995         1994
- -------------------------------------
                                                      -----------  -----------

CURRENT LIABILITIES:
  Accounts payable                                    $   305,857  $   141,113
  Accrued compensation owed to employees (Note 3)         171,290      170,597
  Accrued expenses                                        112,747       72,786
  Notes payable, related party (Note 3)                    23,286            -
  Current portion of long-term financing (Note 6)         105,000      123,545
  Senior bridge notes, including related party
   transactions of $100,000 as of August 31, 1995
   (Note 7)                                             1,000,000            -
                                                      -----------  -----------

           Total current liabilities                    1,718,180      508,041

LONG-TERM FINANCING, including accrued interest of
  $285,614 and $166,472 as of August 31, 1995 and
  1994, respectively (Note 6)                           1,972,677    1,542,927

CONVERTIBLE NOTES PAYABLE TO SHAREHOLDERS,
  including accrued interest of $29,312 and $21,312
 as ofAugust 31, 1995 and 1994, respectively (Note 8)     109,312      101,312
                                                      -----------  -----------

                                                        3,800,169    2,152,280
                                                      -----------  -----------

COMMITMENTS AND CONTINGENCIES (Note 9)

SHAREHOLDERS' DEFICIT (Notes 1, 3, 6, 7, 8, 9 and 10):
  Preferred stock, no par value, 10,000,000 and
   5,000,000 shares authorized as of August 31, 1995
   and 1994, respectively; 4,000,000 shares
   subscribed as of August 31, 1995                             -            -
  Preferred stock subscribed (Note 3)                       4,000            -
  Preferred stock receivable                               (4,000)           -
  Common stock, no par value, 40,000,000 and
   15,000,000 shares authorized as of
   August 31, 1995 and 1994,respectively;
   issued and outstanding 6,922,069 and
   6,562,467 shares as of August 31, 1995 and
   1994, respectively                                   1,177,786    1,158,883
  Common stock earned but not issued                      110,833            -
  Paid-in capital from common stock warrants              100,000            -
  Deficit accumulated during development stage         (4,235,059)  (2,596,195)
                                                      -----------  -----------

                                                       (2,846,440)  (1,437,312)
                                                      -----------  -----------

                                                      $   953,729  $   714,968
                                                      ===========  ===========


The accompanying notes to financial statements are an integral part of these balance sheets.

                              RHOMED INCORPORATED
                         (A Development Stage Company)
                           Statements of Operations
               For the Period from Inception (January 28, 1986)
                Through August 31, 1995 and for the Years Ended
                        August 31, 1995, 1994 and 1993



                                          Inception
                                          through
                                            1995           1995            1994           1993
                                          ----------    -----------    ------------    ----------

REVENUES:
  Grants and contracts (Note 11)           $2,860,512   $         -    $     50,289     $ 329,976
  License fees and royalties (Note 12)        334,296        64,296          50,000       187,000
  Sales                                       272,276        33,606          47,559        67,390
                                          -----------   -----------    ------------    ----------

         Total revenues                     3,467,084        97,902         147,848       584,366
                                          -----------   -----------    ------------    ----------

EXPENSES:
  Research and development
     (Notes 2 and 11)                       3,526,512       619,354         584,941       524,312
  General and administrative (Note 9)       3,652,618       776,291         939,155       607,621
                                          -----------   -----------    ------------    ----------

         Total expenses                     7,179,130     1,395,645       1,524,096     1,131,933
                                          -----------   -----------    ------------    ----------

OTHER INCOME (EXPENSES):
  Other income                                 60,865         2,744          16,561        21,461
  Interest expense                           (583,878)     (343,865)       (185,268)      (27,753)
                                          -----------   -----------    ------------    ----------

         Total other expenses, net           (523,013)     (341,121)       (168,707)       (6,292)
                                          -----------   -----------    ------------    ----------

NET LOSS                                  $(4,235,059)  $(1,638,864)   $ (1,544,955)   $ (553,859)
                                          ===========   ===========    ============    ==========

Weighted average number of common
  shares outstanding                        5,356,560     6,717,161       6,540,445     5,943,300
                                          ===========   ===========    ============    ==========

LOSS PER COMMON SHARE                     $     (0.79)  $     (0.24)   $      (0.24)    $   (0.09)
                                          ===========   ===========    ============    ==========


                 The accompanying notes to financial statements are an integral part of these statements.


                                                          - 5 -











                              RHOMED INCORPORATED
                         (A Development Stage Company)
                      Statements of Shareholders' Deficit
               For the Period from Inception (January 28, 1986)
                            Through August 31, 1995





                                -------------------------------------
                                            Common Stock
                                -------------------------------------
                                                                       Paid-in                              Deficit
                                                                     Capital from                          Accumulated
                                                                        Common        Preferred Stock         During
                                                         Earned but      Stock        ---------------      Development
                                   Shares      Amount    not Issued    Warrants   Subscriptions Receivable   Stage            Total
                                 ---------  ------------ ----------  ------------ -------------- --------- -------------     ------

Balance at inception                    -   $         -   $      -   $        -  $        -  $       - $          -     $         -
 Issuance of shares from
 inception                      5,670,747       326,647          -            -           -          -            -        326,647
 Net loss from inception                -             -          -            -           -          -     (497,381)      (497,381)
                                 ---------  ------------ ----------  -----------  ----------  --------- -------------   -----------

Balance, August 31, 1992        5,670,747       326,647          -            -           -          -     (497,381)      (170,734)
 Issuance of shares               658,634       576,370          -            -           -          -            -        576,370
 Shares earned but not issued           -             -     28,125            -           -          -            -         28,125
 Issuance of options                    -        17,089          -            -           -          -            -         17,089
 Net loss                               -             -          -            -           -          -     (553,859)      (553,859)
                                ---------  ------------ ----------  -----------  ----------  --------- -------------    -----------

Balance, August 31, 1993        6,329,381       920,106     28,125            -           -          -   (1,051,240)      (103,009)
 Issuance of shares               233,086       223,327    (28,125)           -           -          -            -        195,202
 Issuance of options                    -        15,450          -            -           -          -            -         15,450
 Net loss                               -             -          -            -           -          -   (1,544,955)    (1,544,955)
                                ---------  ------------ ----------  -----------  ----------  --------- -------------    -----------

Balance, August 31, 1994        6,562,467     1,158,883          -            -           -          -   (2,596,195)    (1,437,312)
 Issuance of shares               359,602        10,203          -            -           -          -            -         10,203
 Common stock earned but not
  issued                                -             -    110,833            -           -          -            -        110,833
 Issuance of options                    -         8,700          -            -           -          -            -          8,700
 Paid-in capital from common
  stock warrants                        -             -          -      100,000           -          -            -        100,000
 Preferred stock subscriptions          -             -          -            -       4,000     (4,000)           -              -
 Net loss                               -             -          -            -           -          -   (1,638,864)    (1,638,864)
                                ---------  ------------ ----------  -----------  ----------  --------- -------------   ------------

Balance, August 31, 1995        6,922,069    $1,177,786 $  110,833   $  100,000  $    4,000  $  (4,000) $(4,235,059)  $ (2,846,440)

                                =========  ============ ==========  ===========  ==========  ========= =============    ===========

                                                -6-

                              RHOMED INCORPORATED
                         (A Development Stage Company)
                           Statements of Cash Flows
               For the Period from Inception (January 28, 1986)
                      Through August 31, 1995 and for the
                  Years Ended August 31, 1995, 1994 and 1993


                                                            Inception
                                                             through
                                                               1995             1995              1994             1993
                                                         ---------------  ----------------  -------------   -------------

CASH FLOWS FROM OPERATING  ACTIVITIES:
  Net loss                                                    $(4,235,059)   $(1,638,864)   $(1,544,955)    $ (553,859)
  Adjustments to reconcile net loss to net cash used for
     operating activities:
       Depreciation and amortization                              240,569         85,947         80,523         28,183
       Interest expense on related-party debt                      46,720          8,000          8,000          8,000
       Accrued interest on long-term financing                    502,658        320,709        169,438         12,511
       Accrued interest on short-term financing                     7,936          7,936              -              -
       Equity and notes payable issued for expenses               121,900         10,350         15,450         49,894
       Settlement with consultant                                 (28,731)             -              -              -
       Changes in certain operating assets and liabilities:
           Accounts receivable                                     (4,505)         1,290          1,190         71,183
           Accounts receivable, employees                          (1,121)         1,267         (2,388)             -
           Prepaid expenses and other                             (19,752)        (5,206)        13,257        (16,292)
           Intangibles                                           (383,023)       (66,152)       (73,383)       (95,730)
           Accounts payable                                       304,957        164,744         67,269          8,893
           Accrued expenses owed to employees                     187,838         10,551         (4,444)       (28,773)
           Accrued expenses                                       141,478         39,961          9,825          4,234
           Unearned revenue                                             -              -              -        (17,700)
           Other payables                                               -              -              -         (4,000)
                                                                -----------    -----------    -----------    -----------

               Net cash used for operating activities          (3,118,135)    (1,059,467)    (1,260,218)      (533,456)
                                                               -----------    -----------    -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                            (308,652)        (4,294)      (133,714)      (116,283)
                                                               -----------    -----------    -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments on notes payable, related party                       (286,650)      (286,650)             -              -
  Payments on convertible notes payable and
     long-term financing                                         (125,061)       (92,384)       (15,477)             -
  Proceeds from notes payable, related party                      302,000        302,000              -              -
  Proceeds from senior bridge notes payable                     1,000,000      1,000,000              -              -
  Proceeds from convertible notes payable and
     long-term financing                                        1,951,327        292,063        500,000      1,000,000
  Proceeds from paid-in capital from common stock warrants        100,000        100,000              -              -
  Proceeds from common stock and stock option issuances,
     net                                                          959,189            345        191,812        568,390
                                                               -----------    -----------    -----------    -----------

         Net cash provided by financing activities              3,900,805      1,315,374        676,335      1,568,390
                                                               -----------    -----------    -----------    -----------

NET INCREASE (DECREASE) IN CASH                                   474,018        251,613       (717,597)       918,651

CASH, beginning of period                                               -        222,405        940,002         21,351
                                                               -----------    -----------    -----------    -----------

CASH, end of period                                              $474,018       $474,018     $  222,405      $ 940,002
                                                               ===========    ===========    ===========    ===========


The accompanying notes to financial statements are an integral part of these statements.

                              RHOMED INCORPORATED
                         (A Development Stage Company)
                     Statements of Cash Flows - Continued
               For the Period from Inception (January 28, 1986)
                      Through August 31, 1995 and for the
                  Years Ended August 31, 1995, 1994 and 1993



                                                            Inception
                                                             through
                                                               1995         1995           1994         1993
                                                         ------------  -------------  ------------- ------------


SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid for interest                                 $     28,029  $      28,029  $           -  $          -
                                                         ============  =============  ============= =============

NON-CASH TRANSACTION:
  Settlement of accounts payable with equipment          $        900  $           -  $         900 $           -
                                                         ============  =============  ============= =============

NON-CASH STOCK ACTIVITY:
  Conversion of loans from employees to common stock     $     74,187  $           -  $           - $           -
                                                         ============  =============  ============= =============
  Conversion of note payable to common stock             $     16,000  $           -  $           - $           -
                                                         ============  =============  ============= =============
  Common stock issued for equipment                      $      2,327  $           -  $           - $           -
                                                         ============  =============  ============= =============
  Common stock issued for expenses (included above)      $    111,185  $      10,350  $      15,450 $      49,894
                                                         ============  =============  ============= =============
  Common stock issued for accrued salaries and bonuses   $     16,548  $       9,858  $       3,390 $       3,300
                                                         ============  =============  ============= =============
  Accrued interest payable in common stock               $    109,183  $     109,183  $           - $           -
                                                         ============  =============  ============= =============


The accompanying notes to financial statements are an integral part of these statements.

                              RHOMED INCORPORATED
                         (A Development Stage Company)
                         Notes to Financial Statements
               For the Period from Inception (January 28, 1986)
                Through August 31, 1995 and for the Years Ended
                        August 31, 1995, 1994 and 1993



     (1)  ORGANIZATION ACTIVITIES AND RISK FACTORS:

          RhoMed Incorporated (the "Company" or "RhoMed") was incorporated under the laws of the State of New Mexico on January 28, 1986, for the purposes of conducting research, development, manufacture and marketing of pharmaceuticals, diagnostic devices and diagnostic agents and related substances.

          During fiscal year 1995, the Company encountered serious liquidity and working capital deficiencies and, as a result, effective April 1995, the Company sold for nominal consideration a majority ownership to The Castle Group Ltd. ("Castle") in exchange for financing (see Note 3).

          The Company has funded its research and development activities to date primarily from the proceeds of equity and debt offerings, loans from shareholders, financing involving sale and license back of intellectual property, and from research and development grants and contracts with agencies of the Federal government and the New Mexico Research and Development Institute (see Note 11). Although incorporated in January, 1986, the Company remains in the development stage, as it does not yet derive any significant revenues from the sale of products.

          Since its inception, RhoMed has devoted substantially all of its efforts and resources to research and development of its technology. The Company has experienced operating losses in each year since its inception and, as of August 31, 1995, had a deficit accumulated during the development stage of $4,235,059. The Company expects to incur additional operating losses over the next several years and expects cumulative losses to increase as the Company's research and development and clinical testing efforts continue and expand. In view of the fact that research and development, clinical testing and regulatory approvals will take a significant period of time, the Company will require substantial additional financing. Realization of the investment in property and equipment and patents is dependent upon the success of future operations and the Company's ability to raise additional capital. The accompanying financial statements do not include any adjustment that might result from the outcome of this uncertainty.

          While the Company has been substantially funded in its development work through grants and contracts with agencies of the Federal government and State of New Mexico, and intends to continue to pursue such grants and contracts in the future, the Company anticipates additional capital will be raised through stock sales and financing arrangements. Ultimately, the Company's ability to achieve profitable operations is dependent in large part on entering into agreements for product development and commercialization, obtaining regulatory approvals of its products, and making the transition to a manufacturing or licensing company.

     (2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

          Accounting Basis -- The financial books and records of the Company are maintained on the accrual basis of accounting. As a development stage enterprise, cumulative results of operations from inception are presented.

          Cash -- For purposes of presenting cash flows, the Company considers cash as amounts on hand, on deposit in financial institutions and overnight investments.

          Property and Equipment -- Equipment and office furniture are stated at cost, net of accumulated depreciation. Depreciation is recognized using an accelerated method over the estimated useful lives of 5 years for equipment, 7 years for office furniture, and over the term of the lease for leasehold improvements. Maintenance and repairs are expensed as incurred while expenditures that extend the useful life of an asset are capitalized. Assets purchased or leased for use on certain grants and contracts which revert to the granting or contracting entity are not capitalized by the Company.

     Patents -- Patents represent the external costs capitalized to successfully obtain a patent registration. All internal costs to obtain and develop the patents have been expensed. Patents are included as intangible assets in the accompanying financial statements and are stated at cost, net of accumulated amortization. Amortization is recognized using the straight-line method over the estimated patent lives ranging up to 17 years. Unsuccessful patent costs are expensed when so determined by management.

          Research and Development Costs -- The costs of research and development activities are expensed as incurred.

          Stock Options and Warrants -- Most common stock options have been issued at exercise prices greater than, or equal to, their fair market value at the date granted. Accordingly, no value has been assigned to these instruments. Certain stock options were issued in fiscal years 1995, 1994 and 1993 under the nonqualified stock option plan (see Note 10) at an exercise price below market value. Stock warrants have been issued with nominal exercise prices (see Notes 6, 7 and 10). The difference between the exercise price and the market value of these securities has been included in general and administrative expense in fiscal years 1995, 1994 and 1993, and as an addition to equity.

          Income Taxes -- On September 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109 (FAS 109), "Accounting for Income Taxes." The adoption of FAS 109 changed the Company's method of accounting for income taxes from the deferred method (APB 11) to an asset and liability approach. Previously the Company deferred the past tax effects of timing differences between financial reporting and taxable income. The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of other assets and liabilities. The effect of the adoption of FAS 109 was minimal due to net operating loss carryforwards.

          Loss per Common Share -- Loss per common share is calculated based upon the weighted average number of shares of common stock outstanding during each year. All options and warrants were excluded in the calculation of weighted average shares outstanding since their inclusion would have had an antidilutive effect.

          Financial Statement Presentation -- Certain amounts in the accompanying financial statements and notes have been reclassified to conform to the 1995 presentation.

     (3)  RELATED PARTY TRANSACTIONS:

          Accrued Compensation -- At August 31, 1995 and 1994, the Company owed employees approximately $171,000 for accrued and unpaid compensation and related benefits. These amounts do not accrue interest and are included in accrued compensation in the accompanying financial statements. Such amounts are to be paid when the Company generates adequate liquidity to do so. During fiscal years 1995, 1994 and 1993, $9,858, $3,390 and $3,300, respectively, of accrued salaries and bonuses were converted to common stock at $.70, $1.00 and $.75 per share, respectively.

          Castle Transaction -- During fiscal year 1995, the Company encountered serious liquidity and working capital deficiencies and, as a result, effective April 1995, the Company entered into a letter of intent with Castle, pursuant to which Castle agreed to arrange for a line of credit of up to $300,000 to finance ongoing operations, Castle agreed to arrange for future financings, and the Company agreed to sell to Castle, for nominal consideration, 4,000,000 shares of Series A Preferred Stock convertible to a maximum of 10,132,859 shares of common stock, which represents a majority ownership of the Company. Pursuant to the letter of intent, the Company entered into a line of credit agreement with Castle, effective April 20, 1995, under which Castle provided a line of credit of up to $300,000 to fund ordinary research and operating expenses of the Company, which agreement expires on the earlier of the raising of $750,000 of additional financing or April 20, 1996. All amounts borrowed under the line of credit agreement accrued interest at the Prime Rate of NatWest Bank USA plus 2% (10.75% at August 31, 1995). The Company had borrowed up to the maximum under the line of credit, and at August 31, 1995, had $23,286 outstanding. The average interest rate for the period was 10.90%, and the average balance outstanding was $191,549. All amounts under the line of credit were repaid effective September 15, 1995 from the proceeds of the Senior Bridge Note and Class A Warrant offering (see Note 7).

          On July 28, 1995, the Corporation's Board of Directors, consisting of Buck A. Rhodes, Michael S. Weiss and Carl Spana, approved an offering of Senior Bridge Notes and Class A Warrants (the "Offering") (see Note 7). Because two of the directors, Michael S. Weiss and Carl Spana (the "Interested Directors"), could be deemed to have a direct or indirect interest in a transaction (the "Conflict Of Interest Transaction") contemplated under certain terms of the Offering, and therefore a conflict of interest with the Company, the transaction was ratified by disinterested shareholders on

August 15, 1995. Michael S. Weiss is Vice President of the placement agent for the offering, and General Counsel of Castle, an entity with a principal having ownership in the placement agent. Carl Spana is Vice President of Castle. These Interested Directors may benefit from the payment of commissions and expenses, and the issuance of warrants, to the placement agent. To the extent that the Company sold Units to affiliates and/or customers of the placement agent, the Interested Directors could benefit indirectly.

          On October 25, 1995, the purchase of Series A Preferred Stock by designees of Castle was completed. The majority holder of Series A Preferred Stock and Buck A. Rhodes, President of the Company, have agreed to enter into a voting agreement, incorporating provisions of the letter of intent relating to election of directors, and providing that each will vote such that of the three directors of the Company, two directors designated by the majority holder of Series A Preferred Stock and one designated by Buck A. Rhodes will be elected. The voting agreement continues, unless terminated by mutual agreement, until the earlier of completion of an underwriting in which gross proceeds are anticipated to exceed $5,000,000, common stock of the Company (or securities received in exchange for Common Stock of the Company) trades on a national securities exchange or on the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or on the OTC Electronic Bulletin Board, or until the common stock obtainable upon conversion of the Series A Preferred Stock is less than 40% of the total of issued common stock and common stock obtainable upon conversion.

          Other Transactions -- On July 28, 1995 the Company authorized the issuance of options for 1,000 shares of common stock, at the then fair market value, for each month commencing May 1, 1995 in which the salary of any officer was accrued or unpaid. At August 31, 1995, the Company was obligated to issue options to purchase an aggregate of 12,000 shares.

          On March 29, 1995, the Company issued 337,590 shares of common stock to Robert A. Stern, Vice President Corporate Finance of the Company, in consideration of services rendered to the Company.

          On September 15, 1992, the Company entered into a consulting agreement with an individual for six months of part-time services relating to corporate partnering and funding, and for serving as a corporate officer for the same period. Compensation was contingent on the completion of certain transactions, one of which was completed on November 2, 1992. Pursuant to this agreement, the individual was paid $5,000 during fiscal year 1993 and received 37,500 shares of Company common stock subsequent to August 31, 1993. These amounts were recorded as general and administrative expenses in fiscal year 1993; the stock is included in the accompanying financial statements as earned but not issued, at August 31, 1993. During fiscal year 1994, shares were issued in settlement of this agreement. After the agreement terminated, the individual remained as an officer of the Company.

          The President and major shareholder of the Company had loaned the Company various sums under loan agreements, some of which provided for conversion of the loan amounts, including accrued interest, to common stock of the Company. Pursuant to a loan conversion agreement effective August 31, 1991, outstanding loan balances of $33,847, including accrued interest, were converted to 169,236 shares of common stock at a rate of $.20 per share. In addition, the President of the Company purchased 13,660 common stock shares at $.50 per share in fiscal 1991.

          In May 1987, the mother of the President of the Company loaned the Company $20,000. Effective August 31, 1991, under the terms of the loan agreement, the principal amount due together with accrued interest of $8,255 were converted to common stock of the Company at $.05 per share.

          There have been certain transactions between the Company and certain related parties which have resulted in the exchange of assets or services for equity securities.

     (4)  PROPERTY AND EQUIPMENT:

          Property and equipment consists of the following at August 31:

                                         1995                 1994
                                    -------------        -------------
Office equipment                     $    183,322         $    182,213
Laboratory equipment                       69,989               66,804
Leasehold improvements                     57,668               57,668
                                    -------------        -------------
     Property and equipment at cost       310,979              306,685
Less: Accumulated depreciation            176,611              114,447
                                    -------------        -------------
                                     $    134,368         $    192,238
                                    =============        =============

     (5)  INTANGIBLES:

          The Company has obtained certain United States (U.S.) patents and corresponding international applications have been issued or are pending on a majority of issued U.S. patents. The Company has applications pending for 18 additional U.S. patents, the majority of which have pending international counterparts in selected countries.

          The following table presents the Company's patents including, as noted, certain patents licensed by the Company:



U.S. Patent
  No.          Date Issued                                       Title
- -----------    -----------                                       -----

4,424,200     Licensed            Method for Radiolabeling Proteins with Technetium-99m (interest of
                                  University of New Mexico licensed)
4,940,670     July 10, 1990       Method for Compounding and Testing Patient Specific Monoclonal Antibodies
                                  and Monoclonal Antibody Fragments for In Vivo Use
5,078,985     January 7, 1992     Radiolabeling Antibodies and Other Proteins with Technetium or Rhenium by
                                  Regulated Reduction
5,102,990     April 7, 1992       Direct Radiolabeling of Antibodies and Other Proteins with Technetium or
                                  Rhenium
5,250,417     October 5, 1993     Method for Acrosome Reaction Assay
5,277,893     January 11, 1994    Direct Radiolabeling of Substrates Containing Monosulfides or Disulfide
                                  Bonds with Radionuclides
5,277,892     January 11, 1994    In Vivo Lymphocyte Tagging
5,346,687     September 13, 1994  Direct Radiolabeling of Antibody Against Stage Specific Embryonic Antigen
                                  for Diagnostic Imaging
5,399,338     March 21, 1995      Enhancement of Abnormal Tissue Uptake of Antibodies, Tumor-Specific Agents
                                  or Conjugates Thereof for Diagnostic Imaging or Therapy (jointly owned with the University of New Mexico)
5,443,816     August 22, 1995     Peptide-Metal Ion Pharmaceutical Preparation and Method
5,460,785     October 24, 1995    Direct Labeling of Antibodies and Other Protein with Metal Ions


          The Company has assigned its interest in several patents to secure long-term financing (see Note 6).

          A certain European patent is the subject of opposition proceedings. The Company's license to a certain issued U.S. patent is subject to a non-competition agreement in the area of abscess imaging; the Company's President receives royalties from the University of New Mexico related to this patent.

          Effective June 7, 1995, a settlement regarding an interference between the Company's U.S. radiolabeling process patents Nos. 5,078,985 and 5,102,990 and a third party's application for a patent was approved by the Board of Patent Appeals and Interferences of the United States Patent and Trademark Office. Pursuant to the settlement, judgment was entered on the ground of no interference- in-fact, with a declaration that the Company is entitled to certain claims in reissue applications corresponding to the Company's process patents at issue, and declaring that the third party is entitled to certain claims in its patent application.

     (6)  LONG-TERM FINANCING:

          The Company has a long-term financing agreement with Aberlyn Holding Co., Inc., and its affiliates (collectively "Aberlyn"). Aberlyn has, in a series of transactions, loaned to the Company approximately $1,800,000 secured by certain of the Company's patents, property and equipment. Certain accrued interest has been included as principal in refinancings. Certain fees and costs related to the borrowings have been deferred as intangible assets and are being amortized over the remaining terms of the arrangement using the effective interest method.

          The Company is obligated, at August 31, 1995, to monthly payments of $5,000 from September 1, 1995 through May 1, 1996; $20,000 from June 1, 1996 through May 1, 1997; and $91,695 from June 1, 1997 through May 1, 1999 to Aberlyn. Payments through May 1, 1997 will be applied to principal only; interest will be accrued during this period at an annual effective rate of 15% and paid in the Company's common stock, with certain registration rights, at a price per share to be negotiated. The agreement requires the accrual of certain interest as payable before it is earned; therefore, at any time before the scheduled payoff, the recorded long-term liability will be less than the total amount payable to settle the obligation.

          Scheduled principal payments on the long-term financing through fiscal year 1999 at August 31, 1995 are as follows:


        Years ending August 31,
                  1996                                  $     105,000
                  1997                                        340,680
                  1998                                        718,043
                  1999                                        628,340
                                                         ------------
     Total principal payments                               1,792,063
     Accrued interest                                         285,614
                                                          $ 2,077,677

          Aberlyn also has the right to receive warrants with certain registration rights to purchase 730,023 shares of the Company's common stock at initial exercise prices from $.75 to $1.45 per share, which exercise prices are subject to adjustment on each sale of common stock at a price lower than the initial exercise price, and to purchase 200,000 shares at an exercise price to be negotiated. The warrants expire at various dates from July 15, 2000 through November 16, 2001.

     (7)  SENIOR BRIDGE NOTES:

          As discussed further in Note 3, "Castle Transaction," the Company encountered serious liquidity and working capital deficiencies in fiscal year 1995 which resulted in the Company entering into financing transactions with Castle. One such transaction included a placement, for which an affiliate of Castle served as placement agent, with certain capital investors. On July 28, 1995, the Board of Directors authorized an offering of up to 40 units at $25,000 per unit, with each unit consisting of a $25,000 face amount Senior Bridge Note and a Class A Warrant to purchase 75,000 shares of common stock, no par value, of the Company at an exercise price of $.01 per share. The nominal exercise price for the warrants reflects the seriously troubled financial condition of the Company on the date of the transaction. The Senior Bridge Notes bear interest at 1% per month, and are payable one year from the date of issuance. The warrants terminate ten years from the date of issuance, have certain registration rights, and are subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of, the common stock. Four units were purchased by investment funds for which an officer and principal of Castle have investment authority.

          Paramount Capital, Inc., an entity with a principal having an ownership interest in Castle (see Note 3), served as placement agent for the offering. As placement agent, Paramount Capital, Inc. received a cash commission equal to 6% of the gross proceeds from the sale of the units, a non-accountable expense allowance equal to 3% of gross proceeds, and underwriter's warrants, at an exercise price of $.01 per share, equal to 15% of the warrants issued in the offering. The nominal exercise price for the warrants reflects the seriously troubled financial condition of the Company on the date of the transaction. As of September 22, 1995, all units had been sold, and the offering was terminated. Net proceeds to the Company were approximately $907,000 after payment of the placement agent's fees and expenses ($90,000) and offering expenses (approximately $3,000).

     (8)  CONVERTIBLE NOTES PAYABLE TO SHAREHOLDERS:

          At August 31, 1995 and 1994, convertible notes payable to shareholders consist of four ten-year convertible notes totaling $80,000 with interest accrued thereon. These notes were issued as part of a combined stock and debt offering during fiscal year 1992 (see Note 10). Each convertible note is a promissory note from the Company to the purchaser in the face amount of $20,000, bearing interest at 10% per year, accruing annually. Principal and interest on the convertible notes becomes due and payable on the earlier of
(a) July 31, 2002, or (b) 30 days after the Company receives net proceeds from a public offering of its common stock of at least $5,000,000, or (c) 30 days after the end of a fiscal year in which, as reflected on the Company's audited financial statements, the Company has net assets of at least $5,000,000 or net income of at least $5,000,000. For a period of five years from closing, the convertible notes may be converted into common stock on the basis of one share of stock for each $1.50 of principal and accrued interest. Conversion may be accelerated, and is lost if not exercised, in the event of notice of prepayment or notice of consolidation, merger or sale of the assets of the Company.

     (9)  COMMITMENTS AND CONTINGENCIES:

          Leases -- The Company leases its facilities and the majority of its equipment under noncancellable operating leases. The lease on the current facility expires June 30, 1996, with an option to renew for a three-year term. Minimum future annual lease payments at August 31, 1995, for all noncancellable operating lease agreements, are approximately $58,000 in fiscal year 1996. Certain of these leases have been personally guaranteed by one or more officers of the Company.

          Product Liability -- The testing, marketing and sale of human health care products entails an inherent risk of allegations of product liability. The Company does not currently have product liability insurance coverage. The Company intends to seek product liability insurance if, and when, its products are commercialized.

          Commitments -- On October 1, 1993, the Company entered into a one-year employment contract with Jeffrey Garwin, Ph.D., M.D., for which a portion of the compensation was 250 shares of stock per month, and options for 3,000 shares of Company common stock at $.85, with 250 options vesting each month of employment. On January 6, 1995, the Company extended the contract for one year on similar terms, with options at $.60 per share. Effective January 1, 1995, the Company entered into a consulting agreement with James E. Smith, Ph.D., a consultant in the radiopharmaceutical industry. Under this agreement, 70% of the compensation is paid in common stock at an agreed valuation of $.70 per share.

          Warrants -- At August 31, 1995, a common stock purchase warrant was outstanding, which was issued to a consulting firm as payment for services rendered, for 6,000 shares of common stock at a price of $.50 per share which expires June 30, 1997.

     (10) SHAREHOLDERS' DEFICIT:

          Authorized Shares -- The original authorized capital of the Company, 500,000 common stock shares with a $.01 par value, was increased by Articles of Amendment filed October 29, 1987 to 10,000,000 common stock shares with no par value. With the increase in authorized capital, issued common stock of the Company was split on an eight-for-one basis. On February 23, 1994, the shareholders approved the authorization of 5,000,000 additional shares of common stock, to 15,000,000 total, and 5,000,000 shares of preferred stock, with no par value. The Board of Directors was given the authority to set the terms (callability, convertibility, voting, cumulative dividend rate) of any preferred stock issue.

          Pursuant to the Castle transaction (see Note 3), on April 20, 1995, the Company filed an Amended Certificate of Designation setting forth the voting powers, preferences and rights of the series of preferred stock designated as Series A Preferred Stock. The Amended Certificate of Designation designates 4,000,000 shares of preferred stock as Series A Preferred Stock, provides dividends at the rate declared for common stock, provides limited liquidation rights, grants voting rights with common stock on an as-if converted basis and provides for conversion to common stock.

          By Articles of Amendment approved by the shareholders on August 15, 1995 and filed September 12, 1995, the Company amended its Articles of Incorporation to increase its authorized capital to 40,000,000 common stock shares with no par value, and 10,000,000 preferred stock shares with no par value.

          Stock Transactions (see Note 3) -- The Company commenced a private offering of preferred stock in fiscal year 1994, and a private offering of units consisting of common stock and common stock warrants in fiscal year 1995, both of which were terminated without having raised the minimum required for closing. Stock issuance costs incurred in connection with both offerings were expensed to operations in the fiscal year in which such costs were incurred.

          On February 26, 1993, the Company issued a private offering memorandum for the sale of securities, consisting of units of 10,000 shares of the Company's no par value common stock for $10,000 per unit ($1.00 per share). These securities, which were not registered and on which no sales commissions or fees were paid, were offered under the exemptions provided by
Section 3(b) and Rules 501-503 and 505 of the Act. The Company sold 58.4 units for approximately $577,000, net of offering costs. This offering ended November 9, 1993.

          On September 10, 1992, the Company commenced a private offering of 20 units to be sold for $25,000 per unit. Each unit consisted of 33,333 shares of the Company's no par value common stock ($.75 per share). These securities were offered by a private offering memorandum under the exemption provided by Section 3(b) and Rules 501-503 and 505 of the Act, and were not registered under the Act. This offering, on which no sales commissions or fees were paid, ended during February 1993. The Company sold eight units for approximately $191,000, net of offering costs.

          On December 9, 1991, the Company issued a private offering memorandum for the sale of units consisting of 26,289 shares of common stock and a $20,000 note convertible into the Company's common stock (see Note 8). Four units were sold for $25,000 per unit. These securities were not registered under the Securities Act of 1933 ("Act") and were offered under the exemption provided by Section 3(b) and Rules 501-504 of that Act. This offering ended July 31, 1992.

          Stock Option Plans -- Prior to August 15, 1995 the Company had two stock option plans: (1) an employee incentive stock option plan, for which, at August 31, 1995, 750,000 shares were reserved, and for which options for 654,750 shares were granted and outstanding at August 31, 1995, at option prices ranging from $.35 to $1.00 per share, expiring at various dates through March 29, 2005; and (2) a nonqualified stock option plan, for which, at August 31, 1995, 1,250,000 shares of stock were reserved, and for which options for 1,247,079 shares were granted and outstanding at August 31, 1995, at option prices ranging from $.30 to $1.00 per share, expiring at various dates through June 30, 2005. No options have been exercised since inception.

          Information related to stock option activity under these plans for the period from inception to August 31, 1995 is as follows:


                                        Incentive Stock Options          Nonqualified Stock Options
                                   -------------------------------   --------------------------------
                                      Number                             Number
                                     of Shares     Price per Share     of Shares     Price per Share
                                    -----------  ------------------  -----------    -----------------


Balance at inception                         -     $           -                -    $           -
  Granted                              193,000               .50          597,100     .425-   .50
  Terminated                            20,000               .50                -                -
                                    ------------   -------------      -----------    -------------
Outstanding, August 31, 1992           173,000               .50          597,100     .425-   .50
  Granted                                    -                 -          142,229      .85-  1.00
                                    ------------   -------------      -----------    -------------
Outstanding, August 31, 1993           173,000               .50          739,329     .425-  1.00
  Granted                              455,750              1.00          313,850      .85-  1.00
  Terminated                            37,000              1.00            2,500            1.00
                                    ------------   -------------      -----------    -------------
Outstanding, August 31, 1994           591,750         .50- 1.00        1,050,679     .425-  1.00
  Granted                               99,000               .35          196,400      .30-  1.00
  Terminated                            36,000              1.00                -               -
                                    ------------   -------------      -----------    -------------
Outstanding, August 31, 1995           654,750     $ .35- $ 1.00        1,247,079    $ .30- $1.00
                                    ============   =============      ===========    =============
Exercisable, August 31, 1995           484,563     $ .35- $ 1.00        1,187,079    $ .30- $1.00
                                    ============   =============      ===========    =============



          Effective July 28, 1995, and ratified by the shareholders on August 15, 1995, the Company adopted two new stock option plans, the 1995 Employee Incentive Stock Option Plan and the 1995 Nonqualified Stock Option Plan (together, the "1995 Stock Option Plans"). The 1995 Employee Incentive Stock Option Plan is a qualifying "incentive stock option" plan under the Internal Revenue Code. There are 2,000,000 shares of common stock reserved for each of the 1995 Stock Option Plans. At August 31, 1995, no options have been granted under the 1995 Stock Option Plans, but the Company was obligated to issue options to officers to purchase 12,000 shares (see Note 3).

          During fiscal year 1993, a policy was adopted, subject to annual review by the Board of Directors, to annually grant outside directors and the Chairman of the Scientific Advisory Board options to purchase 15,000 shares of Company common stock and to annually grant members of the Scientific Advisory Board options to purchase 5,000 shares of Company common stock.

     (11) GRANTS, CONTRACTS AND ROYALTIES:

          Under a contract with the New Mexico Research and Development Institute to develop products for medical research and diagnostic imaging, the State of New Mexico earns a 2% royalty on gross revenues for products developed under the contract and manufactured in New Mexico, and a 5% royalty on products manufactured outside New Mexico, subject to maximum repayment limits over specified time frames. Royalty expense for all agreements for the years ended August 31, 1995, 1994 and 1993, was $8,502, $33,094 and $25,271,
respectively. These amounts are included in research and development expenses. Under Federal grants and contracts, there are no royalties or other forms of repayment; however, in certain limited circumstances the government can acquire rights to technology which is not being commercially exploited.

          The Company applies for and has received grants and contracts under the Small Business Innovative Research (SBIR) program, and for other appropriate Federally funded grants and contracts. Since the Company's inception, Federally or state funded grants and contracts revenue have approximated $2,526,000. Most contract costs, including indirect costs, are subject to audit and adjustment by negotiation between the Company and government representatives.

          The Company also engages in contract development work with private sector companies, both foreign and domestic. From inception to August 31, 1995, contract revenues from private sector companies have approximated $335,000.

     (12) LICENSING AGREEMENTS:

          The Company entered into a letter of intent, effective December 20, 1994, with Sorin Biomedica S.p.A. of Italy ("Sorin") regarding European manufacturing, marketing and distribution of the Company's LeuTec-M product for diagnostic imaging of infections and inflammation ("the product"). Pursuant to the letter of intent, the Company will grant Sorin an exclusive license to make and sell the product in certain European countries, and Sorin will pay the Company a royalty on net sales of the product. In addition, Sorin will serve as an alternate contract manufacturing site for the product.

          The Company entered into a license agreement effective November 2, 1992, with Sterling Winthrop, Inc., a major pharmaceutical company, under which the Company granted a non-exclusive license to certain patented radiolabeling technology for imaging uses, and granted an option to acquire a license on similar terms for therapeutic uses. The license agreement is renewable annually and provides for certain license fee payments to the Company, together with milestone payments on product development, and percentage of sales production royalties. During fiscal years 1995, 1994 and 1993, the Company received $50,000, $50,000 and $125,000, respectively, in royalties and option payments. During fiscal year 1994, this license agreement was assigned to Burroughs Wellcome Co., a major pharmaceutical company, in conjunction with the purchase of certain assets of Sterling Winthrop, Inc. by Burroughs Wellcome Co. Concurrently with entering into the license agreement, the Company entered into a development agreement, which expired December 31, 1993, with Sterling Winthrop, Inc., under which the Company performed specified product development services for $125,000, of which $25,000 and $100,000 are included in grant and contract revenues for fiscal years 1994 and 1993, respectively.

          The Company entered into a license agreement effective May 1, 1992, with Rougier Bio-Tech Limited, a foreign biotechnology concern, under which the Company has granted an exclusive license to certain patented radiolabeling technology for a defined field-of-use. The agreement, which is for the life of the patents and is renewable annually, provides for license fee payments to the Company, and percentage of sales production royalties with a minimum annual royalty. Under this agreement, $7,500 and $12,000 of royalties and fees were received in fiscal years 1995 and 1993, respectively.

     (13) INCOME TAXES:

          The Company has had no income tax expense or benefit since inception because of operating losses. Prior to the change in ownership (see Note 3), the Company had approximately $4,203,000 of net operating loss available for carryforward to potentially offset any future taxable income. However, under provisions of the Internal Revenue Code, the change in majority ownership may severely limit or eliminate any net operating loss carryforwards after the date of ownership change. Thus, the Company may not be able to utilize any or all net operating loss carryforwards in any given year and may not be able to realize the benefit of any or all of the Company's net operating loss carryforwards in the future. Income tax returns for the year ended August 31, 1994 have not been filed as of October 30, 1995; however, management believes that since there is no tax liability there will be no material adverse effect on the Company.

     (14) SUBSEQUENT EVENTS:

          On November 27, 1995, the Board of Directors ratified an employment agreement (the "Agreement") with Edward J. Quilty ("Quilty") to serve as Chief Executive Officer of the Company. Pursuant to the Agreement, the Company agreed to grant Quilty an option to acquire such number of shares of common stock as equal a 10% fully diluted equity interest in the Company at an exercise price of $0.01 per share, which option vests in 36 equal increments on each of the first 36 monthly anniversaries of the commencement of Quilty's employment with the Company, and may be accelerated or terminated in part on the happening of certain events (the "Initial Option"). The Agreement further provides an anti-dilutive option, pursuant to which Quilty will be issued an option to acquire the number of shares that, when aggregated with the shares issuable pursuant to the Initial Option, equal not less than 3.75% of the shares of common stock of the Company. The Agreement is for an initial period of one year, with automatic one year extensions, and provides that, on certain termination events, shares that would otherwise have vested in the twelve-month period following termination vest and are exercisable upon termination, and also provides for specified termination pay.

          On November 27, 1995, the Board of Directors authorized an offering of up to 7.5 units at $100,000 per unit, with each unit consisting of a $100,000 face amount Series B Senior Bridge Note and a Class B Warrant to purchase 100,000 shares of common stock, no par value, of the Company at an exercise price of the lesser of (a) $.25 per share and (b) 50% of the price per share of common stock in a subsequent equity offering of the Company's common stock in which gross proceeds exceed $2,500,000. The Series B Senior Bridge Notes bear interest at 1% per month, and are payable at the earlier of
(a) five days following the closing of an equity offering of the Company's securities in which gross proceeds exceed $2,500,000 and (b) twelve months from the date of issuance. The warrants terminate five years from the date of issuance, have certain registration rights, and are subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of, the common stock. Paramount Capital, Inc., an entity with a principal having an ownership interest in Castle (see Note 3), will serve as placement agent for the offering. As placement agent, Paramount Capital, Inc. will receive a cash commission equal to 9% of the gross proceeds from the sale of the units, a non-accountable expense allowance equal to 4% of gross proceeds, and underwriter's warrants, at an exercise price of $.30 per share, equal to 5% of the warrants issued in the offering.